August 8, 2018 Conduent Q2 2018 Earnings Results

Cautionary Statements Forward-Looking Statements This report contains “forward-looking statements”, as defined in the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the business process outsourcing industry and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward- looking statement made by us or on our behalf. Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: termination rights contained in our government contracts; our ability to renew commercial and government contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our ability to collect our receivables for unbilled services; a decline in revenues from or a loss or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; changes in U.S. GAAP or other applicable accounting policies; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2017 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statements made by us in this presentation speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise. Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non- GAAP measures. Non-GAAP measures are footnoted, where applicable, in each slide herein. 2

Q2 2018 Overview

CONDUENT

Key Quarterly Highlights

- Q2 2018 revenue down (3.3)% (adjusting for ASC 606 and 2017 divestitures); flat excluding strategic decisions
- Adjusted diluted EPS[1] of $0.29; up 81.3% yr/yr
- Adjusted EBITDA of $166M, up 8.5% yr/yr; Adjusted EBITDA margin of 12.0%, up 130 bps yr/yr
- TCV signings of $1.95B up 56.5% yr/yr driven by strong renewals
- Completed tender offer for ~$476M of 10.5% Senior Notes due 2024 in Q3 2018
- Repriced Term Loan A, Term Loan B and Revolving Credit Facility (undrawn) lowering interest expense
- Continued progress on divestitures
  - Closed on Commercial Vehicle Operations business in Q2 2018; Off-Street Parking in Q3 2018
  - Signed agreement for sale of Local Government Business in Q3 2018 (~$113M of FY2017 Revenue)

Revenue[1]

Revenue (GAAP): $1,387M, down (7.3)% yr/yr

Revenue adjusting for ASC 606 and 2017 divestitures: down (3.3)% yr/yr

Rev adjusting for ASC 606, 2017 divestitures and strategic decisions: Flat yr/yr

Profitability[1]

Adjusted operating margin of 7.9%, up 210 bps yr/yr adjusting for ASC 606 and divestitures

GAAP diluted EPS from cont. operations $0.04

Adj. diluted EPS from cont. operations $0.29

Adjusted EBITDA[1]

$166M, up 8.5% yr/yr adjusting for ASC 606 and 2017 divestitures

Adj EBITDA margin of 12.0%, up 130 bps yr/yr adjusting for ASC 606 and 2017 divestitures

(1) Refer to Appendix for Non-GAAP reconciliations of adjusted revenue, adjusted operating income/margin, adjusted EBITDA/margin and adjusted EPS and for impact from ASC 606 accounting change and divestitures

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Strategic Transformation Progress and Outlook Real Estate Footprint • Remain on-target for cumulative 2018 transformation 12,400 462 goal of ~$700M 379 11,036 319 9,164 • Reduced real estate locations (15.8)% yr/yr and reduced total square feet (17.0)% yr/yr Real Estate Locations Total Square Feet (000's) • IT transformation and real estate rationalization Q4 2016 Q2 2017 Q2 2018 progressing according to plan Selling, General & Administrative (SG&A) Trends • Total SG&A down (2.6)% vs Q2 2017, and down (8.7)% through 1H 2018 $169 $153 $144 $149 $145 $149 11.4% 10.7% 10.7% 10.1% 10.3% 10.2% Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 SG&A ($ in M) % of revenue adjusting for ASC 606 and divestitures(1) (1) Refer to Appendix for Non-GAAP reconciliations of ASC 606 accounting change and divestitures 4

Segment Summary - Q2 2018

CONDUENT

Commercial

(adjusting for impact of ASC 606)[1]

- Revenue excluding strategic decisions, **up 1%** yr/yr
  - Revenue down (3.1)%
- Adj. EBITDA margin improved 160 bps yr/yr through high-value digital platform solutions, price increases and operational efficiencies
- Revenue productivity ~$50K per employee[2], up 2% with Q2 2017
- European revenue ~11% of Commercial; continued focus for expansion

Q2 Revenue (% of segment total)


Human Resource Services: 23%
Omni-Channel Communications: 25%
Industry Services: 29%
Non-Core: 23%

Public Sector

(adjusting for impact of ASC 606)[1]

- Revenue excluding strategic decisions, **flat** yr/yr
  - Revenue down (1.2)%
- Adj. EBITDA margin improved 200 bps yr/yr driven by operational efficiencies and price increases
- Revenue productivity ~$219K per employee[2], up ~1% vs. Q2 2017

Q2 Revenue (% of segment total)


Non-Core: 9%
Transportation Services: 32%
Government Services and Health: 59%

(1) Refer to Appendix for Non-GAAP reconciliations of ASC 606 accounting change
(2) Revenue productivity excludes corporate overhead

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Q2 2018 Signings, Pipeline and Renewal Rate

CONDUENT

$1,947M

Total Contract Value (TCV) Signings

- TCV up 57% yr/yr, driven by increased renewal wins
- Largest renewal quarter in Conduent history
- Book-to-bill greater than 1x

99%

Renewal Rate

- Renewals: $1,575M, grew 168% yr/yr driven primarily by commercial clients
- Reflects opportunities in-line with business model, acceptable margin and risk

$372M

New Business TCV

- New Business: $372M, declined (43)% yr/yr
- Continued focus on strategic wins with acceptable margin
- Sales investments leading to improved cross-sell and expansion with existing clients
- New business focused on Digital Interactions opportunities

~$13B

Rolling 12-Month Pipeline

- Sales investment driving market traction and QoQ pipeline growth of ~9%
- Pipeline growth driven by increase in government, transportation, financial services and healthcare
- Continuing to see strong demand for tech-based platform and back-office transformation deals

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Financials 7

Q2 2018 Earnings (in millions) Q2 2018 Q2 2017 B/(W) Q2 2017 B/(W) Comments Q2 2018 vs Q2 2017 Yr/Yr adjusted for Yr/Yr adjusted for 606, 606, Divestitures Divestitures (1) ASC 606, 2017 divestitures and strategic Revenue $1,387 $1,496 ($109) $1,434 ($47) decisions Gross Margin 18.9% 16.2% +270 bps SG&A 149 153 4 Adjusted operating income(1) $109 $88 $21 $83 $26 Adjusted operating margin(1) 7.9% 5.9% +200 bps 5.8% +210 bps Transformation and contract remediation Adjusted EBITDA1 $166 $157 $9 $153 $13 Adjusted EBITDA margin1 Adjusted Operating12.0% margin10.5% 5.4%,+150 up bps60 bps from10.7% 2015 +130 bps Restructuring and related costs 17 36 19 Lower spend in line with guidance GAAP EPS ($4.85) Amortization of acquired intangible assets 60 61 1 Interest expense Adj. EPS $1.0637 34 (3) Deferred costs related to repricing Separation costs — 1 1 Gain on sale of assets — (25) (25) Gain on sale of Dallas site Gain on sale of divestitures and transaction costs (60) — 60 Gain on sale of CVO business Other net expense / (income) 2 (9) (11) Q2 2017 legal settlement Pretax income (loss) 54 (11) 65 GAAP tax (benefit) $43 ($7) ($50) GAAP net income (loss) from Continuing Operations $11 ($4) $15 Operating income; lower restructuring; gain GAAP Diluted EPS from Continuing Operations $0.04 ($0.03) $0.07 on sale of CVO business Utilization of foreign tax credits and Adjusted tax rate(1) 11.1% 33.3% +2,220 bps divestiture impact on tax assets Adjusted net income(1) $64 $36 $28 Margin expansion Adjusted Diluted EPS1 from Continuing Operations $0.29 $0.16 $0.13 (1) Adjusted 2017 results for impact from ASC 606 accounting change and Q3 2017 divestitures. Please refer to Appendix for Non-GAAP reconciliations 8

Commercial Segment Quarterly Revenue and Profit (1) (adjusting for ASC 606)(1) Q2 2018 Segment Highlights • Revenue declined (3.1)% yr/yr, impacted by $869 $834 $823 $856 $854 $808 strategic decisions ◦ Excluding strategic decisions, revenue up 1% yr/yr ◦ Improved yr/yr revenue driven by contract 8.3% remediation and expansion with existing 6.0% 5.2% 5.8% clients across most industries 2.9% 3.7% Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 Q2 '18 • Segment profit grew 51.6% yr/yr, driven by price Segment increases, contract remediation and operational (1) $25 $31 $49 $71 $44 $47 Profit efficiencies Segment Margin(1) 2.9% 3.7% 6.0% 8.3% 5.2% 5.8% AEBITDA(1) $61 $69 $83 $105 $78 $80 AEBITDA Margin(1) 7.0% 8.3% 10.1% 12.3% 9.1% 9.9% Revenue ($ in M) % Segment Margin (1) Adjusted 2017 results for impact from ASC 606 accounting change. Please refer to Appendix for Non-GAAP reconciliations for adjusted EBITDA and adjusted EBITDA margin 9

Public Sector Segment Quarterly Revenue and Profit (1) (adjusting for ASC 606)(1) Q2 2018 Segment Highlights • Revenue down (1.2)% yr/yr, impacted by prior year strategic actions $591 $581 $583 $585 $574 $558 ◦ Excluding strategic actions, flat yr/yr • Transportation up 4.0% yr/yr and up 3.0% sequentially 10.6% 11.6% 11.8% ◦ Growth driven by international transit projects 9.3% 8.8% 9.9% and other new business ramp Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 Q2 '18 • Segment profit improved 33.3% yr/yr driven by Segment (1) $55 $51 $58 $62 $65 $68 Profit operational efficiencies and price increases Segment (1) 9.3% 8.8% 9.9% 10.6% 11.6% 11.8% Margin AEBITDA(1) $85 $81 $84 $84 $87 $91 AEBITDA (1) 14.4% 13.9% 14.4% 14.4% 15.6% 15.9% Margin Revenue ($ in M) % Segment Margin (1) Adjusted 2017 results for impact from ASC 606 accounting change. Please refer to Appendix for Non-GAAP reconciliations for adjusted EBITDA and adjusted EBITDA margin 10

Other Segment Quarterly Revenue and Profit (1) (adjusting for ASC 606 and 2017 divestitures) Q2 2018 Segment Highlights(1) $24 $19 $21 $11 $8 $5 • Revenue declined (73.7)% yr/yr and Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 Q2 '18 (37.5)% sequentially as education business run-off accelerated Segment Profit (Loss)(1, 2) $— $1 $2 ($5) ($4) ($5) (1) AEBITDA $1 $3 $3 ($4) ($4) ($5) • Expecting to exit the Student Loan Revenue in $M business in Q3 2018 Reported Quarterly Revenue and Profit $49 $42 $36 $12 $8 $5 Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 Q2 '18 Segment Profit (Loss)(1, 2) $3 $2 $4 $(5) $(4) $(5) AEBITDA(1) $4 $4 $5 $(4) $(4) $(5) Revenue in $M (1) Adjusted 2017 results for impact from ASC 606 accounting change and 2017 divestitures (2) Please refer to Appendix for Non-GAAP reconciliations 11

Cash Flow (in millions) Q2 2018 YTD 2018 Key Messages: • Improvement in operating cash flow Net income (loss) $11 ($39) driven by working capital Depreciation & amortization 117 234 Stock-based compensation 12 19 Deferred tax benefit (39) (47) (4) Restructuring payments (20) (32) • YTD Adjusted free cash flow up Restructuring and related costs 17 36 $62M from 1H 2017 Change for income tax assets and liabilities 53 48 Change in accounts receivable 89 14 Change in other net working capital (85) (131) • Q2 2018 Adjusted FCF of $60M; (1) Other (57) (42) down $12M Operating Cash Flow $98 $60 Purchase of LB&E(2) and other (51) (90) Proceeds from sales of LB&E 12 12 • LB&E (Capex) of ~3.7% of revenue in Net proceeds from divestitures 400 400 Investing Cash Flow $361 $322 Q2 2018. Expected to be 3% - 3.5% Cash from Financing ($13) ($40) of Revenue in FY 2018 Effect of exchange rates on cash and cash equivalents (6) (6) Change in cash, restricted cash and cash equivalents 440 336 Beginning cash, restricted cash and cash equivalents(3) 563 667 • $400M in pre-tax proceeds from sale (3) Ending Cash, Restricted Cash and Cash Equivalents $1,003 $1,003 of CVO business Memo: Adjusted Free Cash Flow(4) $60 ($9) Better / (Worse) vs prior year period ($12) $62 (1) Includes gain (loss) on investments, amortization of financing costs, net (gain) loss on divestitures and transaction costs, and Other operating, net (2) Includes cost of additions to land, building and equipment (LB&E) and internal use software (3) Includes approximately $10 million and $25 million of restricted cash for 2018 and 2017, respectively, that were included in Other current assets on the Condensed Consolidated Balance Sheets (4) Please refer to slide 35 in Appendix for Non-GAAP reconciliation 12

Capital Structure Overview

CONDUENT

Debt Structure ($ in millions)

(in millions)	3/31/2018	6/30/2018	Adjusted[6]
Total Cash[1]	**$563**	**$1,003**	**$1,003**
Debt Redemption	—	—	*(570)*
Deferred Comp Cash	*(92)*	*(90)*	*(90)*
Restricted Cash	*(10)*	*(10)*	*(10)*
Adjusted Cash	**461**	**903**	**333**
Total Debt[2]	**2,053**	**2,044**	**1,568**
Term Loan A[3], [5] due 2021	728	709	709
Term Loan B[3] due 2023	840	837	837
10.5% Senior Notes due 2024	510	510	34
Capital Leases	28	36	36
Current net leverage ratio [4]	2.4x	1.7x	1.9x

Credit Metrics

FY 2018E interest expense	**~$115M**
Preferred dividend (annual)	*~$10M*
Target net leverage ratio	~2.0x
Average remaining maturity on outstanding debt	~5 years

Key Messages

- Current leverage ratio: 1.7x
- Revolver remains undrawn[7]
- Expect to spend ~$300M cash on future acquisitions
- Successfully repriced Term Loan B, Term Loan A and Revolver, reducing interest rate by 50 bps. TLA/Revolver maturity extended by 1 year
- Completion of tender offer to pay down ~$476M of 10.5% Senior Notes in Q3 2018

(1) Total Cash includes restricted cash
(2) Total debt excludes deferred financing costs
(3) Revolving credit facility and Term Loan A interest rate is Libor + 175 bps; Term Loan B is Libor + 250 bps effective June 28, 2018
(4) Net debt (total debt less adjusted cash) divided by TTM Adjusted EBITDA. Adjusted ratio uses Adjusted total Debt
(5) Includes initial EUR 260M borrowing converted at end of quarter exchange rates; Reflects appreciation of the EUR; there was no incremental borrowing on the Term Loan A in Q2 2018
(6) Cash and debt balances and leverage ratio are adjusted to include the tender of $476M of Senior Notes in July 2018 and premium associated with tender, and exclude TTM Adj. EBITDA from CVO business divestiture (June 2018)
(7) $739M of available capacity under Revolving Credit Facility as of 6/30/2018

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Divestiture Update Signed(1) Divestitures • Actuarial and HR Consulting: ~$278M FY 2017 Revenue • Select Local Government Services: ~$113M FY Revenue Closed Divestitures • Commercial Vehicle Operations: closed June 28, 2018; ~$70M FY 2017 Revenue • Off-Street Parking: closed July 10, 2018; ~$43M FY 2017 Revenue Expected Financial Impact (only closed and signed divestitures) • FY 2017 Revenue: ~$500M • FY 2017 Adjusted EBITDA: ~$85M (after $35M of stranded cost take-out) • Expected Total Proceeds: ~$700M (~$600M post-tax) To-be-Signed Divestitures • Select customer care contracts: ~$500M FY 2017 Revenue Total non-core revenue to divest: ~$1B Total non-core Adj EBITDA to divest: ~$75M (after stranded cost take-out) (1) Signed deals are subject to regulatory approvals and customary closing conditions 14

FY 2018 Guidance FY 2018E Revenue (constant currency)(1) $5.41 — $5.61B (2) Adj. EBITDA $662 — $688M Guidance remains (2) unchanged since Adj. EBITDA Margin 11.8 — 12.7% Analyst Day (2) Adj. Free Cash Flow $166 — $241M % of Adj. EBITDA 25 — 35% (1) Year-over-year revenue comparison at constant currency (2) Refer to Appendix for Non-GAAP reconciliations of adjusted EBITDA / margin and adjusted FCF and for impact from ASC 606 accounting change and divestitures 15

CEO Closing Remarks 16

Digital Interactions: Client Success Stories 17 17

Q&A 18

Appendix 19

Signings & Renewal Rate(1) ($ in millions) Q1' 17 Q2' 17 Q3' 17 Q4' 17 Q1' 18 Q2' 18 Total Contract Value $931 $1,244 $1,047 $1,730 $1,428 $1,947 New Business $530 $657 $390 $683 $406 $372 Renewals $401 $587 $657 $1,047 $1,022 $1,575 Annual Recurring Revenue Signings $143 $130 $92 $168 $93 $86 Non-Recurring Revenue Signings $92 $109 $86 $96 $63 $69 Renewal rate 92% 89% 98% 96% 94% 99% (1) See definitions in Appendix 20

2018 Modeling Considerations

CONDUENT

	Outlook Commentary
Profitability	Typical seasonality tends to be weighted toward 2H (as seen in FY 2017)
Restructuring costs	Expected to be $50M - $75M for the full year
Interest Expense	Expected to be ~$115M for the full year, given TLB repricing, bond tender and interest rate expectations
Cash Flow	Cash flow typically weighted towards Q4, given seasonal items
Capex	Expected to be ~3.0 - 3.5% of Revenue in FY 2018
Other segment	Exiting education business in Q3 2018. Wind-down costs to move to Other Net Expense
Divestitures and M&A	FY 2018 guidance updated for divestitures signed as of 8/7/2018. No impact in guidance for future divestitures and acquisitions. Guidance will updated as necessary as deals close.

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Definitions TCV = Total contract value Annual Recurring Revenue Signings = Includes new business TCV. New Business TCV = Annual recurring revenue signings multiplied by the contract term plus non-recurring revenue signings. Renewal Rate = Annual recurring revenue (ARR) on contracts that are renewed during the period as a percentage of ARR on all contracts for which a renewal decision was made during the period (excluding contracts for which a strategic decision to not renew was made based on risk or profitability). Revenue productivity = Calculated as trailing-twelve months (TTM) revenue / average quarter-end headcount for last four quarters. Segment calculation excludes corporate headcount. 22

Non-GAAP Financial Measures Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non- GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non- GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below. These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method including an adjustment for estimated Base Erosion and Anti-Abuse Tax (BEAT). The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred. Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate. We make adjustments to Income (Loss) before Income Taxes for the following items, for the purpose of calculating Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate: • Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program. • Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period. • Separation costs. Separation costs are expenses incurred in connection with separation from Xerox Corporation into a separate, independent, publicly traded company. These costs primarily relate to third-party investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction as well as costs associated with the operational separation of the two companies. • (Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs. • Litigation costs (recoveries), net. Litigation costs (recoveries), net represents reserves for certain terminated contracts that are subject to litigation. • Other (income) expenses, net. Other (income) expenses, net includes currency (gains) losses, net and all other (income) expenses, net. • NY MMIS. Costs associated with the Company not fully completing the State of New York Health Enterprise Platform project. • HE charge. Costs associated with not fully completing the Health Enterprise Medical platform projects in California and Montana. The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Management believes that adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business. 23

Non-GAAP Financial Measures Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin. We make adjustments to Revenue, Costs and Expenses and Margin for the following items (as defined above), for the purpose of calculating Adjusted Operating Income and Adjusted Operating Margin: • Restructuring and related costs. • Amortization of acquired intangible assets. • Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs. • Separation costs. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • Other (income) expenses, net. • NY MMIS. • HE charge. • ASC 606 adjustment. • (Revenue) / (Income) loss from divestitures. We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business. Adjusted Other Segment Profit and Margin We adjust our Other Segment profit and margin for NY MMIS and HE charge adjustments. We provide Other segment adjusted loss and Other segment adjusted margin information, as supplemental information, because we believe that the adjustment for NY MMIS wind-down costs and HE charge, which we do not believe are indicative of our ongoing business, supplementally provides investors added insight into underlying Other segment loss and gross margin results and trends, both by itself and in comparison to other periods. 24

Non-GAAP Financial Measures Segment and Consolidated Adjusted EBITDA and EBITDA Margin We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents Income (loss) before Interest, Income Taxes, Depreciation and Amortization adjusted for the following items (which are defined above). Adjusted EBITDA margin is Adjusted EBITDA divided by adjusted revenue: • Restructuring and related costs. • Separation costs. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • Other (income) expenses, net. • NY MMIS / NY MMIS Depreciation. • HE charge. • ASC 606 adjustment. • (Revenue) / (Income) loss from divestitures. Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent’s definition of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and EBITDA Margin in the same manner. Adjusted Public Sector Segment Revenue and Profit We adjusted Public Sector Segment revenue, profit and margin for the NY MMIS and HE charges as we believe it offers added insight, by itself and for comparability between periods, for items which we do not believe are indicative of our ongoing business. Free Cash Flow Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, tax payments related to divestitures, vendor financed capital lease and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in land, buildings and equipment and internal use software, make principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. Adjusted Free Cash Flow Adjusted free cash flow is defined as free cash flow from above plus deferred compensation payments and transaction costs. Adjusted Cash Adjusted cash is defined as cash and cash equivalents less cash from terminated deferred compensation to be paid to plan participants. We believe this provides added insight into cash and cash equivalent positions. Constant Currency To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact can be determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate. Non-GAAP Outlook In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward- looking period, such as amortization, restructuring, separation costs, NY MMIS, HE charge, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided and outlook for revenue on a constant currency basis due to the inability to accurately predict foreign currency impact on revenues. 25 lity

Non-GAAP Reconciliation: Adj. Net Income (Loss) & Adj. EPS Three Months Ended June 30, 2018 2017 (in millions, except EPS. Shares in thousands) Net Income (Loss) Diluted EPS Net Income (Loss) Diluted EPS GAAP as Reported From Continuing Operations $ 11 $ 0.04 $ (4) $ (0.03) Adjustments: Restructuring and related costs 17 36 Amortization of acquired intangible assets 60 61 Separation costs — 1 (Gain) loss on divestitures and transaction costs (60) (25) Litigation costs (recoveries), net 4 (9) Other (income) expenses, net (2) — NY MMIS (1) 1 Less: Income tax adjustments(1) 35 (25) Adjusted Net Income (Loss) and EPS $ 64 $ 0.29 $ 36 $ 0.16 (GAAP shares in thousands) Weighted average common shares outstanding 205,296 203,673 Stock options 146 — Restricted stock and performance units / shares 3,447 — Adjusted Weighted Average Shares Outstanding(2) 208,889 203,673 (Non-GAAP shares in thousands) Weighted average common shares outstanding 205,296 203,673 Stock options 146 229 Restricted stock and performance units / shares 3,447 2,797 Adjusted Weighted Average Shares Outstanding(2) 208,889 206,699 (1) Reflects the income tax (expense) benefit of the adjustments. Refer to the Effective Tax Rate reconciliation details. (2) Average shares for the 2018 and 2017 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of $2.4 million for both of the three months ended June 30, 2018 and 2017 and $5 million for both of the six months ended June 30, 2018 and 2017, respectively. 26

Non-GAAP Reconciliation: Adj. Effective Tax Rate Three Months Ended June 30, 2018 Three Months Ended June 30, 2017 Pre-Tax Income Income Tax Pre-Tax Income Income Tax (in millions) (Loss) (Benefit) Expense Effective Tax Rate (Loss) (Benefit) Expense Effective Tax Rate GAAP as Reported From Continuing Operations $ 54 $ 43 79.6% $ (11) $ (7) 63.6% Non-GAAP adjustments(1) 18 (35) 65 25 Adjusted(2) $ 72 $ 8 11.1% $ 54 $ 18 33.3% (1) Refer to Net Income (Loss) reconciliation for details of non-GAAP adjustments. (2) The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results with an adjustment for the accounting of BEAT and without regard to the sale of the CVO business, charges for amortization of intangible assets, restructuring and divestiture related costs. 27

Non-GAAP Reconciliation: Adjusted Operating Income / Margin Previously Reported (in millions) Q2 2018 Q1 2018 FY 2017 Q4 2017 Q3 2017 Q2 2017 Q1 2017 GAAP Revenue From Continuing Operations $ 1,387 $ 1,420 $ 6,022 $ 1,493 $ 1,480 $ 1,496 $ 1,553 GAAP Pre-tax Income (Loss) From Continuing Operations 54 (54) (16) 4 13 (11) (22) GAAP Operating Margin As Reported 3.9% (3.8)% (0.3)% 0.3% 0.9% (0.7)% (1.4)% GAAP Pre-tax income (Loss) From Continuing Operations $ 54 $ (54) $ (16) $ 4 $ 13 $ (11) $ (22) Adjustments: Restructuring and related costs 17 20 101 25 22 36 18 Amortization of acquired intangible assets 60 61 243 61 60 61 61 Interest expense 37 33 137 32 35 34 36 Separation costs — — 12 4 2 1 5 (Gain) loss on divestitures and transaction costs (60) 15 (42) (1) (16) (25) — Litigation costs (recoveries), net 4 31 (11) 3 6 (9) (11) Other (income) expenses, net (2) (1) (7) 3 (9) — (1) NY MMIS (1) — 9 (1) 1 1 8 HE charge — — (8) — (3) — (5) Adjusted Operating Income/Margin $ 109 $ 105 $ 418 $ 130 $ 111 $ 88 $ 89 Adjusted Operating Margin 7.9% 7.4% 6.9% 8.7% 7.5% 5.9% 5.7% 28

Non-GAAP Reconciliation: Adjusted Revenue and Operating Income / Margin(1)

CONDUENT

(in millions)	Q2 2018	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017
			Adjusted for 606 and Divestitures(1)				
GAAP Revenue From Continuing Operations	$ 1,387	$ 1,420	$ 6,022	$ 1,493	$ 1,480	$ 1,496	$ 1,553
ASC 606 adjustment	—	—	(166)	(41)	(39)	(40)	(46)
Less revenue from divestitures	—	—	(59)	—	(14)	(22)	(23)
Adjusted Revenue From Continuing Operations	1,387	1,420	5,797	1,452	1,427	1,434	1,484
Pre-tax Income (Loss) From Continuing Operations	54	(54)	(16)	4	13	(11)	(22)
ASC 606 adjustment	—	—	(11)	(3)	(2)	(3)	(3)
Less pre-tax (income) loss from divestitures	—	—	(7)	—	(2)	(2)	(3)
Adjusted Pre-Tax Income (Loss)	54	(54)	(34)	1	9	(16)	(28)
Adjusted Operating Margin	*3.9%*	*(3.8)%*	*(0.6)%*	*0.1%*	*0.6%*	*(1.1)%*	*(1.9)%*
Adjusted Revenue	$ 1,387	$ 1,420	$ 5,797	$ 1,452	$ 1,427	$ 1,434	$ 1,484
Pre-tax income (Loss) From Continuing Operations	$ 54	$ (54)	$ (16)	$ 4	$ 13	$ (11)	$ (22)
Adjustments:							
Restructuring and related costs	17	20	101	25	22	36	18
Amortization of acquired intangible assets	60	61	243	61	60	61	61
Interest expense	37	33	137	32	35	34	36
Separation costs	—	—	12	4	2	1	5
(Gain) loss on divestitures and transaction costs	(60)	15	(42)	(1)	(16)	(25)	—
Litigation costs (recoveries), net	4	31	(11)	3	6	(9)	(11)
Other (income) expenses, net	(2)	(1)	(7)	3	(9)	—	(1)
NY MMIS	(1)	—	9	(1)	1	1	8
HE charge	—	—	(8)	—	(3)	—	(5)
ASC 606 adjustment	—	—	(11)	(3)	(2)	(3)	(3)
Less pre-tax (income) loss from divestitures	—	—	(7)	—	(2)	(2)	(3)
Adjusted Operating Income/Margin	*$ 109*	*$ 105*	*$ 400*	*$ 127*	*$ 107*	*$ 83*	*$ 83*
Adjusted Operating Margin	*7.9%*	*7.4 %*	*6.9 %*	*8.7%*	*7.5%*	*5.8 %*	*5.6 %*

(1) Adjusted for the impact from 606 accounting standard change and revenue and (income) loss from divestitures

29

Non-GAAP Reconciliation: Adjusted EBITDA Previously Reported (in millions) Q2 2018 Q1 2018 FY 2017 Q4 2017 Q3 2017 Q2 2017 Q1 2017 Reconciliation to Adjusted Revenue GAAP Revenue From Continuing Operations $ 1,387 $ 1,420 $ 6,022 $ 1,493 $ 1,480 $ 1,496 $ 1,553 Adjusted Revenue $ 1,387 $ 1,420 $ 6,022 $ 1,493 $ 1,480 $ 1,496 $ 1,553 GAAP Net Income (Loss) from Continuing Operations $ 11 $ (50) $ 177 $ 208 $ (17) $ (4) $ (10) Interest expense 37 33 137 32 35 34 36 Income tax expense (benefit) 43 (4) (193) (204) 30 (7) (12) Segment depreciation and amortization 57 56 254 58 63 69 64 Amortization of acquired intangible assets 60 61 243 61 60 61 61 EBITDA $ 208 $ 96 $ 618 $ 155 $ 171 $ 153 $ 139 EBITDA Margin 15.0% 6.8% 10.3% 10.4% 11.6% 10.2% 9.0% EBITDA $ 208 $ 96 $ 618 $ 155 $ 171 $ 153 $ 139 Restructuring and related costs 17 20 101 25 22 36 18 Separation costs — — 12 4 2 1 5 (Gain) loss on divestitures and transaction costs (60) 15 (42) (1) (16) (25) — Litigation costs (recoveries), net 4 31 (11) 3 6 (9) (11) Other (income) expenses, net (2) (1) (7) 3 (9) — (1) NY MMIS (1) — 9 (1) 1 1 8 HE charge — — (8) — (3) — (5) Adjusted EBITDA 166 161 672 188 174 157 153 Adjusted EBITDA Margin 12.0% 11.3% 11.2% 12.6% 11.8% 10.5% 9.9% 30

Non-GAAP Reconciliation: Adjusted EBITDA(1)

CONDUENT

(in millions)	Q2 2018	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017
			Adjusted for 606 and Divestitures(1)				
Reconciliation to Adjusted Revenue							
GAAP Revenue From Continuing Operations	$ 1,387	$ 1,420	$ 6,022	$ 1,493	$ 1,480	$ 1,496	$ 1,553
ASC 606 adjustment	$ —	$ —	$ (166)	$ (41)	$ (39)	$ (40)	$ (46)
Less revenue from divestitures	$ —	$ —	$ (59)	$ —	$ (14)	$ (22)	$ (23)
Adjusted Revenue From Continuing Operations	$ 1,387	$ 1,420	$ 5,797	$ 1,452	$ 1,427	$ 1,434	$ 1,484
GAAP Net Income (Loss) from Continuing Operations	$ 11	$ (50)	$ 177	$ 208	$ (17)	$ (4)	$ (10)
Interest expense	37	33	137	32	35	34	36
Income tax expense (benefit)	43	(4)	(193)	(204)	30	(7)	(12)
Segment depreciation and amortization	57	56	254	58	63	69	64
Amortization of acquired intangible assets	60	61	243	61	60	61	61
ASC 606 adjustment	—	—	(11)	(3)	(2)	(3)	(3)
Less pre-tax (income) loss from divestitures	—	—	(6)	—	(2)	(1)	(3)
EBITDA adjusted for 606 and divestitures	$ 208	$ 96	$ 601	$ 152	$ 167	$ 149	$ 133
EBITDA Margin	*15.0%*	*6.8%*	*10.4%*	*10.5%*	*11.7%*	*10.4%*	*9.0%*
Adjusted EBITDA	$ 208	$ 96	$ 601	$ 152	$ 167	$ 149	$ 133
Restructuring and related costs	17	20	101	25	22	36	18
Separation costs	—	—	12	4	2	1	5
(Gain) loss on divestitures and transaction costs	(60)	15	(42)	(1)	(16)	(25)	—
Litigation costs (recoveries), net	4	31	(11)	3	6	(9)	(11)
Other (income) expenses, net	(2)	(1)	(7)	3	(9)	—	(1)
NY MMIS	(1)	—	9	(1)	1	1	8
HE charge	—	—	(8)	—	(3)	—	(5)
Adjusted EBITDA	166	161	655	185	170	153	147
Adjusted EBITDA Margin	12.0%	11.3%	11.3%	12.7%	11.9%	10.7%	9.9%

(1) Adjusted for the estimated impact from the adoption of the 606 accounting standard, had it been applicable in FY 2017 and revenue and (income) loss from divestitures

31

Non-GAAP Reconciliation: Segment Adjusted EBITDA[1]

(in millions)	Q2 2018	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017
			Previously Reported				
Commercial Industries							
Segment GAAP revenue	$ 808	$ 854	$ 3,475	$ 879	$ 845	$ 856	$ 895
Segment profit	$ 47	$ 44	$ 181	$ 73	$ 49	$ 33	$ 26
Segment depreciation and amortization	33	34	142	34	34	38	36
Adjusted Segment EBITDA	$ 80	$ 78	$ 323	$ 107	$ 83	$ 71	$ 62
Adjusted EBITDA Margin	*9.9 %*	*9.1 %*	*9.3%*	*12.2 %*	*9.8%*	*8.3%*	*6.9%*
Public Sector							
Segment GAAP revenue	$ 574	$ 558	$ 2,408	$ 602	$ 599	$ 598	$ 609
Segment profit	$ 68	$ 65	$ 232	$ 63	$ 60	$ 52	$ 57
Segment depreciation and amortization	24	22	107	23	28	29	27
EBITDA	$ 92	87	339	86	88	81	84
EBITDA Margin	*16.0 %*	*15.6 %*	*14.1%*	*14.3 %*	*14.7%*	*13.5%*	*13.8%*
Segment EBITDA	$ 92	$ 87	$ 339	$ 86	$ 88	$ 81	$ 84
NY MMIS[2]	(1)	—	9	(1)	1	1	8
HE charge[2]	—	—	(8)	—	(3)	—	(5)
Adjusted Segment EBITDA	$ 91	$ 87	$ 340	$ 85	$ 86	$ 82	$ 87
Adjusted EBITDA Margin	*15.9 %*	*15.6 %*	*14.1%*	*14.1 %*	*14.4%*	*13.7%*	*14.3%*
Other Segment							
Segment GAAP revenue	$ 5	$ 8	$ 139	$ 12	$ 36	$ 42	$ 49
GAAP Segment profit (loss)	$ (5)	$ (4)	$ 4	$ (5)	$ 4	$ 2	$ 3
Segment depreciation and amortization	—	—	5	1	1	2	1
Adjusted Segment EBITDA	$ (5)	$ (4)	$ 9	$ (4)	$ 5	$ 4	$ 4
Adjusted EBITDA Margin	*(100.0)%*	*(50.0)%*	*6.5%*	*(33.3)%*	*13.9%*	*9.5%*	*8.2%*

(1) Certain reclassifications have been made to prior year information to conform to current year presentation.

(2) HE business moved from Other segment into Public Sector segment effective Q1 2018.

32

Non-GAAP Reconciliation: Segment Adjusted EBITDA[(1)]

CONDUENT

(in millions)	Q2 2018	Q1 2018	Adjusted for 606 and Divestitures[(1)] FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017
Commercial Industries							
Segment GAAP revenue	$ 808	$ 854	$ 3,475	$ 879	$ 845	$ 856	$ 895
ASC 606 adjustment	—	—	(93)	(23)	(22)	(22)	(26)
Segment Revenue Adjusted for 606	$ 808	$ 854	$ 3,382	$ 856	$ 823	$ 834	$ 869
Segment profit	$ 47	$ 44	$ 181	$ 73	$ 49	$ 33	$ 26
Segment depreciation and amortization	33	34	142	34	34	38	36
ASC 606 adjustment	—	—	(5)	(2)	—	(2)	(1)
Segment EBITDA Adjusted for 606	$ 80	$ 78	$ 318	$ 105	$ 83	$ 69	$ 61
Adjusted EBITDA Margin	*9.9%*	*9.1%*	*9.4%*	*12.3%*	*10.1%*	*8.3%*	*7.0%*
Public Sector							
Segment GAAP revenue	$ 574	$ 558	$ 2,408	$ 602	$ 599	$ 598	$ 609
ASC 606 adjustment	—	—	(68)	(17)	(16)	(17)	(18)
Segment Revenue Adjusted for 606	$ 574	$ 558	$ 2,340	$ 585	$ 583	$ 581	$ 591
Segment profit	$ 68	$ 65	$ 232	$ 63	$ 60	$ 52	$ 57
Segment depreciation and amortization	24	22	107	23	28	29	27
ASC 606 adjustment	—	—	(6)	(1)	(2)	(1)	(2)
Segment EBITDA Adjusted for 606	$ 92	$ 87	$ 333	$ 85	$ 86	$ 80	$ 82
EBITDA Margin	*16.0%*	*15.6%*	*14.2%*	*14.5%*	*14.8%*	*13.8%*	*13.9%*
Segment EBITDA Adjusted for 606	$ 92	$ 87	$ 333	$ 85	$ 86	$ 80	$ 82
NY MMIS[(2)]	(1)	—	9	(1)	1	1	8
HE charge[(2)]	—	—	(8)	—	(3)	—	(5)
Adjusted Segment EBITDA	$ 91	$ 87	$ 334	$ 84	$ 84	$ 81	$ 85
Adjusted EBITDA Margin	*15.9%*	*15.6%*	*14.3%*	*14.4%*	*14.4%*	*13.9%*	*14.4%*

(1) Adjusted for the estimated impact from the adoption of the 606 accounting standard, had it been applicable in FY 2017 and revenue and (income) loss from divestitures. Certain reclassifications have been made to prior year information to conform to current year presentation.

(2) HE business moved from Other segment into Public Sector segment effective Q1 2018.

33

Non-GAAP Reconciliation: Segment Adjusted EBITDA(1) Continued Adjusted for 606 and Divestitures(1) (in millions) Q2 2018 Q1 2018 FY 2017 Q4 2017 Q3 2017 Q2 2017 Q1 2017 Other Segment Segment GAAP revenue $ 5 $ 8 $ 139 $ 12 $ 36 $ 42 $ 49 ASC 606 adjustment — — (5) (1) (1) (1) (2) Less revenue from divestitures — — (59) — (14) (22) (23) Segment GAAP revenue adjusted for 606 and divestitures $ 5 $ 8 $ 75 $ 11 $ 21 $ 19 $ 24 GAAP Segment profit (loss) $ (5) $ (4) $ 4 $ (5) $ 4 $ 2 $ 3 Segment depreciation and amortization — — 5 1 1 2 1 ASC 606 adjustment — — — — — — — Less pre-tax (income) loss from divestitures — — (6) — (2) (1) (3) Adjusted Segment EBITDA $ (5) $ (4) $ 3 $ (4) $ 3 $ 3 $ 1 Adjusted EBITDA Margin (100.0)% (50.0)% 4.0% (36.4)% 14.3% 15.8% 4.2% (1) Adjusted for the estimated impact from the adoption of the 606 accounting standard, had it been applicable in FY 2017 and revenue and (income) loss from divestitures. Certain reclassifications have been made to prior year information to conform to current year presentation. 34

Non-GAAP Reconciliation: Adj. Free Cash Flow Three Months Ended June 30, Six Months Ended June 30, (in millions) 2018 2017 2018 2017 Operating Cash Flow $ 98 $ 67 $ 60 $ (40) Cost of additions to land, buildings and equipment (43) (20) (76) (37) Proceeds from sales of land, buildings and equipment 12 33 12 33 Cost of additions to internal use software (8) (7) (14) (15) Tax payment related to divestitures 10 — 10 — Vendor financed capital leases (14) (4) (14) (16) Transaction costs 3 — 4 — Deferred compensation payments and adjustments 2 3 9 4 Adjusted Free Cash Flow $ 60 $ 72 $ (9) $ (71) 35

Non-GAAP Reconciliation: Adjusted Cash (in millions) As of June 30, 2018 As of December 31, 2017 Cash and cash equivalents $ 993 $ 658 Deferred compensation payments and adjustments 9 17 Deferred compensation payable (99) (116) Adjusted cash and cash equivalents $ 903 $ 559 36

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